Exhibit 99.1

CIBER, Inc.

HISTORICAL SEGMENT DATA, CONTINUING OPERATIONS PRESENTATION

(Dollars in thousands)

(Unaudited)

	Three months ended				Year ended	Three months ended			Nine months ended
	Mar. 31,	June 30,	Sept. 30,	Dec. 31,	Dec. 31,	Mar. 31,	June 30,	Sept. 30,	Sept. 30,
	2011	2011	2011	2011	2011	2012	2012	2012	2012
Revenues:
International	$118,344	$123,817	$113,956	$116,750	$472,867	$118,138	$109,882	$106,809	$334,829
North America	117,470	97,480	109,003	105,336	429,289	105,459	110,514	109,346	325,319
Other	858	772	976	904	3,510	771	736	802	2,309
Total segment revenues	236,672	222,069	223,935	222,990	905,666	224,368	221,132	216,957	662,457
Inter-segment	(515)	(778)	(1,324)	(1,993)	(4,610)	(1,230)	(919)	(1,159)	(3,308)
Total revenues	$236,157	$221,291	$222,611	$220,997	$901,056	$223,138	$220,213	$215,798	$659,149

Operating income (loss) from continuing operations:
International	$7,308	$7,715	$5,295	$6,829	$27,147	$7,698	$6,017	$4,208	$17,923
North America	8,347	(9,817)	8,242	5,613	12,385	7,010	7,608	7,825	22,443
Other	152	73	139	135	499	50	80	196	326
Total segment operating income (loss)	15,807	(2,029)	13,676	12,577	40,031	14,758	13,705	12,229	40,692
Corporate expenses	(7,510)	(7,134)	(7,243)	(7,793)	(29,680)	(6,654)	(8,311)	(7,517)	(22,482)
Unallocated expenses (benefits) of discontinued operations	(375)	(323)	(270)	(387)	(1,355)	(433)	(189)	60	(562)
Earnings (loss) before interest, taxes and amortization	7,922	(9,486)	6,163	4,397	8,996	7,671	5,205	4,772	17,648
Goodwill impairment	—	(16,300)	—	—	(16,300)	—	—	—	—
Amortization of intangible assets	(632)	(682)	(131)	(89)	(1,534)	(164)	(161)	(157)	(482)
Total operating income (loss) from continuing operations	$7,290	$(26,468)	$6,032	$4,308	$(8,838)	$7,507	$5,044	$4,615	$17,166